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                                                                      Exhibit 21

Subsidiaries of the Company



Name                              Jurisdiction of Incorporation
----                              -----------------------------

C.M. Management Systems                   Massachusetts
     Ltd. Inc.

Coba Consulting Limited                   United Kingdom

International Systems Services            Connecticut
     Corporation

International Systems Services            United Kingdom
     (UK)

International Systems Services            United Kingdom
     (UK) Limited

Renaissance Securities Corp.              Massachusetts

Renaissance Strategy Limited              United Kingdom